Connecticut Water Service, Inc.	NEWS
93 West Main Street, Clinton, CT 06413

Connecticut Water Service, Inc. Reports 2017 First-Quarter Earnings
Earnings total $0.36 per share in Q1 2017, an increase of 24% over Q1 2016

Clinton, Connecticut, May 8, 2017 – Connecticut Water Service, Inc. (NASDAQ GS: CTWS) announced net income of $4.1 million, or earnings per basic average share (EPS) of $0.36, on total revenues of $24.2 million in the first quarter of 2017. Total revenues include revenues generated by the Company’s three business segments: Water Operations, Service and Rentals, and Real Estate. In the first quarter of 2016, the Company had net income of $3.1 million, or $0.29 EPS, on total revenues of $23.1 million.
Net income in the Company’s core business, the Water Operations segment, was $3.8 million, on revenues of $22.8 million, in the first quarter of 2017. In the same period of 2016, net income from the segment totaled $2.8 million, on revenues of $21.9 million. The increase in revenues was related to recovery of costs for completed infrastructure replacement projects through the Water Infrastructure and Conservation Adjustment (WICA) in Connecticut and the Water Infrastructure Charge (WISC) in Maine, as well as the acquisition of the Heritage Village Water Company (HVWC) on February 27, 2017.
Operations and Maintenance (O&M) expenses decreased 0.5%, and by 1.6% when HVWC is excluded, in the first quarter of 2017 when compared to the same period of 2016. The decrease, which included a reduction in mark to market expense, also related to declines in pension expenses and other compensation benefits, and a continued focus on cost savings measures and improved efficiency.
Eric W. Thornburg, President and CEO of Connecticut Water, says infrastructure investment and prudent acquisitions continue to be key components of the Company’s long-term growth strategy. Mr. Thornburg stated, “Construction weather has returned to New England and our capital expenditures for 2017 are budgeted at $55.4 million with approximately 40%, or $22.2 million, being allocated for infrastructure replacement through the Water Infrastructure and Conservation Adjustment (WICA) in Connecticut and the Water Infrastructure Charge (WISC) in Maine. The recently completed acquisition of the Heritage Village Water Company marks our entry into the regulated wastewater space and grew our customer base by 3,000 wastewater customers and 4,700 water customers. The acquisition, although only completed in February, has been accretive to earnings.”
Avon Water Acquisition
In addition to the HVWC acquisition, the Company is moving forward on the acquisition of Avon Water Company (AWC). On April 12, 2017, the Connecticut Public Utilities Regulatory Authority approved the Company’s application to acquire AWC. The acquisition, announced last October, reflects a total enterprise value of $36.6 million. AWC serves approximately 4,800 water customers in the communities of Avon, Farmington and Simsbury. A closing is expected by the third quarter of 2017.
Since January 2012, CTWS has grown its customer base by more than 44%, or nearly 40,000 customers, primarily through large acquisitions in both Maine and Connecticut.
WICA & WISC
On April 1, 2017, a 1.09% increase in WICA for The Connecticut Water Company became effective making the current cumulative WICA 8.25%. In Maine, Maine Water files for WISC increases with the Maine Public Utilities Commission on a system-by-system basis. The current overall approved cumulative WISC surcharge for all divisions of Maine Water is 6.6%.
WICA and WISC allow for recovery of eligible infrastructure replacements on a semi-annual basis. Since the adoption of WICA in 2007, Connecticut Water has replaced more than 105 miles of aging water main with an average age of 75 years. WISC became available in Maine in 2013 and has been used to replace aging water mains and pump stations, construct storage tanks and fund treatment improvements.
CTWS is the largest publicly traded water company based in New England. Through its wholly-owned public water utility subsidiaries, Connecticut Water and Maine Water, the Company currently provides drinking water to more than 129,000 customers in 79 communities.
Additional information regarding results, performance or achievements noted in this news release is available in CTWS’s Form 10-Q filed with the SEC on May 8, 2017. A link to the Form 10-Q filing can be found at http://ir.ctwater.com/investors/sec-filings/default.aspx.
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Connecticut Water Service, Inc. & Subsidiaries

Condensed Consolidated Selected Financial Data (unaudited)

(In thousands except per share amounts)	March 31, 2017	March 31, 2016

Operating Revenues	$22,463	$21,552
Other Water Operations Revenues	323	303
Real Estate Revenues	212	--
Service and Rentals Revenues	1,210	1,231
Total Revenues	$24,208	$23,086
Total Operating Expenses	$17,343	$17,529
Other Utility Income, Net of Taxes	$165	$155
Total Utility Operating Income	$5,285	$4,178
Gain (Loss) on Property Transactions, Net of Taxes	$33	$--
Non-Water Sales Earnings (Services and Rentals), Net of Taxes	$258	$395
Net Income	$4,068	$3,148
Net Income Applicable to Common Shareholders	$4,059	$3,139
Basic Earnings Per Average Common Share	$0.36	$0.29
Diluted Earnings Per Average Common Share	$0.36	$0.28
Basic Weighted Average Common Shares Outstanding	11,139	10,992
Diluted Weighted Average Common Shares Outstanding	11,365	11,211
Book Value Per Share	$21.99	$20.13

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)	March 31, 2017	March 31, 2016

ASSETS
Net Utility Plant	$636,610	$554,509
Current Assets	31,108	29,343
Other Assets	170,831	140,249

Total Assets	$838,549	$724,101

CAPITALIZATION AND LIABILITIES
Shareholders’ Equity	$254,325	$225,834
Preferred Stock	772	772
Long-Term Debt	205,589	171,100
Current Liabilities	53,838	46,313
Other Liabilities and Deferred Credits	210,403	188,450
Contributions in Aid of Construction	113,622	91,632
Total Capitalization and Liabilities	$838,549	$724,101

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Connecticut Water’s proposed merger transaction with The Avon Water Company (“AWC”) (the “Merger”). Examples include statements regarding the anticipated closing dates of the transactions and anticipated future results. Numerous factors could cause actual results to differ materially from expected results, such as delays in completing the mergers, difficulties in achieving anticipated benefits or cost savings from the mergers or in achieving such anticipated benefits or cost savings within the expected time frame, difficulties integrating these companies’ operations, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the water utility business, changes in the securities markets, and other future risks and uncertainties disclosed from time to time in documents that CTWS files with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, CTWS on April 10, 2017 filed a registration statement on Form S-4 with the SEC under the Securities Act of 1933 containing a proxy statement of AWC that also constitutes a prospectus of CTWS (a “Statement/Prospectus”) and other documents regarding the proposed transaction. This registration statement has not yet become effective.

Before making any voting or investment decisions, we urge investors and security holders to read the final Statement/Prospectus (including all amendments and supplements thereto) and other documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about CTWS, AWC and the proposed Merger.

When available, a copy of the final Statement/Prospectus will be mailed to the shareholders of the AWC. Copies of the final Statement/Prospectus may be obtained free of charge at the SEC's web site at www.sec.gov, or by directing a request to CTWS's Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985, ext. 3056, or on our website at www.ctwater.com. Copies of other documents filed by CTWS with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to CTWS at the address provided above.

CTWS, AWC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Merger. Information regarding CTWS's directors and executive officers and their respective interests in CTWS by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on March 13, 2017 and its Proxy Statement on Schedule 14A filed with the SEC on March 30, 2017. Certain information regarding the directors and executive officers of AWC is available in its Annual Report for 2015 filed with the PURA and available at the PURA's website, www.ct.gov/pura. Additional information regarding the interests of such potential participants will be included in the final Statement/Prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

News media contact:

Daniel J. Meaney, APR
Director of Corporate Communications
Connecticut Water Service, Inc.
93 West Main Street, Clinton, CT 06413-1600
(860) 664-6016